UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under to §240.14a-12

GLADSTONE CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR VOTE MATTERS. We’ve made it easy, so take two minutes right now on any Let’s Vote device you prefer. on it. Let your proxy vote be heard. PHONE TABLET PC Go to: Proxyvote.com

Our records indicate that you have not yet voted your shares. The annual stockholder meeting will be reconvened on February 29,2024. Whether or not you plan to attend, your vote is very important. You can vote your shares by internet, telephone, or mail. Simply follow the instructions on the enclosed form. 0000 0000 0000 0000 For your convenience, we’ve highlighted where you can find your 0000 0000 0000 0000 unique Control Number. If you have any questions or need NOTE: This is not an actual Control Number. Please refer to the proxy card for assistance, please call 1-833-786-5515. your unique Control Number. FOUR WAYS TO VOTE ONLINE PHONE QR CODE MAIL 0000 0000 0000 0000 WWW.PROXYVOTE.COM WITHOUT A PROXY CARD WITH A SMARTPHONE VOTE PROCESSING 0000 0000 0000 0000 Please have your proxy card in Call 1-833-786-5515 Vote by scanning the Mark, sign and date your hand when accessing the website. Monday to Friday, 9:00 a.m. Quick Response Code or ballot and return it in the NOTE: This is not an actual Control Number. to 10:00 p.m. ET to speak There are easy-to-follow directions “QR Code” on the Proxy postage-paid envelope with a proxy specialist. Please refer to the voting instruction form to help you complete the electronic Card/VIF enclosed. provided. for your unique Control Number. voting instruction form. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.